EXHIBIT 99.1

ANSYS Reports Record Fourth Quarter And Fiscal Year 2016 Results

Initiates Q1 2017 Outlook and Adjusts FY 2017 Outlook for Changes in Currency

Fourth Quarter 2016

  GAAP and non-GAAP revenue of $270.6 million
  GAAP diluted earnings per share of $0.80 and non-GAAP diluted earnings per share of $0.98
  Operating cash flows of $96.2 million
  GAAP operating profit margin of 35.8% and non-GAAP operating profit margin of 45.1%

Fiscal Year 2016

  GAAP revenue of $988.5 million and non-GAAP revenue of $988.6 million
  GAAP diluted earnings per share of $2.99 and non-GAAP diluted earnings per share of $3.63
  Operating cash flows of $356.8 million
  GAAP operating profit margin of 38.1% and non-GAAP operating profit margin of 47.0%

Other Highlights

  Deferred revenue and backlog of $637.8 million at December 31, 2016, an increase of 26.5% over 2015
  Repurchased 1.0 million shares in the fourth quarter at an average price of $93.05 and 3.7 million shares in FY 2016 at an average price of $90.90

PITTSBURGH, Feb. 22, 2017 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ:ANSS), today reported fourth quarter and FY 2016 revenue growth of 8% and 5%, respectively, in constant currency. Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 71% of revenue for the fourth quarter and 74% for the year.  For the quarter, the Company reported 7% and 8% growth in diluted earnings per share on a GAAP and non-GAAP basis, respectively, and 8% and 6% GAAP and non-GAAP diluted earnings per share growth, respectively, for the full year.  The results for the fourth quarter and for the year include a charge of $4.7 million, or $0.03 per share, associated with an employment-related settlement.  This charge was not previously included in the outlook provided by management in its November 3, 2016 earnings press release.

Ajei Gopal, ANSYS president & CEO, stated, “The demand for ANSYS' portfolio has never been stronger.  The merger of the physical and digital worlds is creating an unprecedented disruption, resulting in amazing new products such as self-driving vehicles, personalized medical devices and smart buildings.  But the complexity required to develop these products is immense. ANSYS is the only company with the depth and breadth of simulation capabilities to empower our customers to bring this next generation of products to the market.”

“I am very pleased with our strong finish to the year and am encouraged by our early progress on our 2017 initiatives. The underlying fundamentals of our business performed within expectations as evidenced by our record revenue and deferred revenue and backlog, all while maintaining continued strong margins" said Gopal.  “I am very encouraged by our progress in sales growth initiatives in North America and Asia-Pacific, which grew 10% and 12% in constant currency, respectively.  Our European business had some challenges, and we have made changes to improve our sales execution.  We saw continued improvements in our channel partners’ performance, most notably in China and India, where we had strong double-digit growth for the quarter and the full year. During Q4 we had thirty-seven customers with orders in excess of $1 million, including eight enterprise agreements, bringing the total number of enterprise agreements to eighteen for 2016, three above our previous projection.”

Maria Shields, ANSYS CFO, stated, “To continue to strengthen our position, as part of our 2017 annual planning process, we are implementing a workforce realignment that is intended to accelerate investments toward strategic initiatives and higher growth opportunities, while also allowing the Company to maintain the gross and operating margins that we communicated last November.  Through this realignment, we intend to reduce expenses across the business and to reallocate resources and ongoing investments to align with the Company's future plans.  These actions resulted in GAAP restructuring charges of $3.4 million ($2.4 million, net of tax) in the fourth quarter and are expected to result in additional charges in 2017 of approximately $10 to $15 million ($7 - $10 million, net of tax) for one-time severance benefits and other costs related to the realignment.  The majority of the 2017 charges are currently expected to be recorded in the first quarter of 2017, with the remainder being recorded in the second quarter. The Company anticipates that substantially all of the cash payments related to these charges will be made in 2017.”

Financial Results

ANSYS' fourth quarter and fiscal year 2016 financial results are presented below. The 2016 and 2015 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.  The 2016 fourth quarter and fiscal year non-GAAP results also exclude restructuring charges.

GAAP and non-GAAP results reflect:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q4 2016	Q4 2015	% Change	Q4 2016	Q4 2015	% Change
Revenue	$270.6	$251.6	8%	$270.6	$252.0	7%
Net income	$70.0	$68.0	3%	$86.1	$82.4	4%
Earnings per share	$0.80	$0.75	7%	$0.98	$0.91	8%
Operating profit margin	35.8%	38.5%		45.1%	47.5%
Operating cash flow	$96.2	$109.2	(12)%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	YTD 2016	YTD 2015	% Change	YTD 2016	YTD 2015	% Change
Revenue	$988.5	$942.8	5%	$988.6	$944.5	5%
Net income	$265.6	$252.5	5%	$322.9	$313.4	3%
Earnings per share	$2.99	$2.76	8%	$3.63	$3.42	6%
Operating profit margin	38.1%	37.5%		47.0%	47.5%
Operating cash flow	$356.8	$367.5	(3)%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2017 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three months and twelve months ended December 31, 2016 and 2015, and for the 2017 financial outlook, are included in the condensed financial information included in this release.

2017 Financial Outlook

The Company's first quarter and fiscal year 2017 revenue and earnings per share guidance is provided below. The Company last provided its guidance on November 3, 2016.  The previously provided fiscal year 2017 guidance has been updated to reflect changes in currency exchange rates, as well as the Company's announced realignment initiatives.  The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition accounting adjustments to deferred revenue, stock-based compensation expense, acquisition-related amortization of intangible assets, restructuring charges and acquisition-related transaction expenses.

First Quarter 2017 Guidance

The Company currently expects the following for the quarter ending March 31, 2017:

  GAAP and non-GAAP revenue in the range of $237.0 - $246.0 million
  GAAP diluted earnings per share of $0.51 - $0.63
  Non-GAAP diluted earnings per share of $0.81 - $0.85

Fiscal Year 2017 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2017:

  GAAP and non-GAAP revenue in the range of $1.010 - $1.045 billion
  GAAP diluted earnings per share of $2.84 - $3.16
  Non-GAAP diluted earnings per share of $3.63 - $3.83

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on February 23, 2017 to discuss fourth quarter and FY 2016 results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call - only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for 10 days by dialing 877-344-7529 (US), (855) 669-9658 (Canada) or 412-317-0088 (Int’l) and entering the passcode 10100291. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands)	December 31, 2016	December 31, 2015
ASSETS:
Cash & short-term investments	$822,860	$784,614
Accounts receivable, net	107,192	91,579
Goodwill	1,337,215	1,332,348
Other intangibles, net	172,619	220,553
Other assets	360,640	300,810
Total assets	$2,800,526	$2,729,904
LIABILITIES & STOCKHOLDERS' EQUITY:
Deferred revenue	$403,279	$364,644
Other liabilities	188,842	170,833
Stockholders' equity	2,208,405	2,194,427
Total liabilities & stockholders' equity	$2,800,526	$2,729,904

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue:
Software licenses	$161,506	$149,450	$568,174	$555,105
Maintenance and service	109,122	102,197	420,291	387,648
Total revenue	270,628	251,647	988,465	942,753
Cost of sales:
Software licenses	9,155	8,057	28,860	29,105
Amortization	9,548	9,837	38,092	38,755
Maintenance and service	20,275	19,098	79,908	79,386
Total cost of sales	38,978	36,992	146,860	147,246
Gross profit	231,650	214,655	841,605	795,507
Operating expenses:
Selling, general and administrative	85,950	71,963	269,515	253,603
Research and development	45,560	41,392	183,093	168,831
Amortization	3,174	4,357	12,755	19,394
Total operating expenses	134,684	117,712	465,363	441,828
Operating income	96,966	96,943	376,242	353,679
Interest expense	(46)	—	(221)	(325)
Interest income	1,099	704	4,209	2,829
Other income (expense), net	47	153	85	582
Income before income tax provision	98,066	97,800	380,315	356,765
Income tax provision	28,083	29,779	114,679	104,244
Net income	$69,983	$68,021	$265,636	$252,521
Earnings per share – basic:
Earnings per share	$0.81	$0.77	$3.05	$2.82
Weighted average shares	86,198	88,626	87,227	89,561
Earnings per share – diluted:
Earnings per share	$0.80	$0.75	$2.99	$2.76
Weighted average shares	87,811	90,549	88,969	91,502

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended
	December 31, 2016				December 31, 2015
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$270,628	$—		$270,628	$251,647	$360	(3)	$252,007
Operating income	96,966	25,124	(1)	122,090	96,943	22,780	(4)	119,723
Operating profit margin	35.8%			45.1%	38.5%			47.5%
Net income	$69,983	$16,141	(2)	$86,124	$68,021	$14,396	(5)	$82,417
Earnings per share – diluted:
Earnings per share	$0.80			$0.98	$0.75			$0.91
Weighted average shares	87,811			87,811	90,549			90,549

(1) Amount represents $12.7 million of amortization expense associated with intangible assets acquired in business combinations, $8.8 million of stock-based compensation expense, $3.4 million of restructuring charges and $0.2 million of transaction expenses related to business combinations.

(2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $9.0 million.

(3) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(4) Amount represents $14.2 million of amortization expense associated with intangible assets acquired in business combinations, $8.2 million of stock-based compensation expense and the $0.4 million adjustment to revenue as reflected in (3) above.

(5) Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $8.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
	Twelve Months Ended
	December 31, 2016				December 31, 2015
(in thousands, except percentages and per share data)	As Reported	Adjustments		Non- GAAP Results	As Reported	Adjustments		Non- GAAP Results
Total revenue	$988,465	$103	(1)	$988,568	$942,753	$1,725	(4)	$944,478
Operating income	376,242	88,114	(2)	464,356	353,679	94,665	(5)	448,344
Operating profit margin	38.1%			47.0%	37.5%			47.5%
Net income	$265,636	$57,286	(3)	$322,922	$252,521	$60,854	(6)	$313,375
Earnings per share – diluted:
Earnings per share	$2.99			$3.63	$2.76			$3.42
Weighted average shares	88,969			88,969	91,502			91,502

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(2) Amount represents $50.8 million of amortization expense associated with intangible assets acquired in business combinations, $33.3 million of stock-based compensation expense, the $0.1 million adjustment to revenue as reflected in (1) above, $3.4 million of restructuring charges and $0.4 million of transaction expenses related to business combinations.
(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $30.8 million.
(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.
(5) Amount represents $58.1 million of amortization expense associated with intangible assets acquired in business combinations, $34.0 million of stock-based compensation expense, the $1.7 million adjustment to revenue as reflected in (4) above and $0.8 million of transaction expenses related to business combinations.
(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $33.8 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending March 31, 2017
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.51 - $0.63
Adjustment to exclude acquisition-related amortization	$0.08 - $0.09
Adjustment to exclude stock-based compensation	$0.06 - $0.08
Adjustment to exclude restructuring charges	$0.08 - $0.13
Non-GAAP expectation	$0.81 - $0.85

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2017
Earnings Per Share Range - Diluted
U.S. GAAP expectation	$2.84 - $3.16
Adjustment to exclude acquisition-related amortization	$0.34 - $0.36
Adjustment to exclude stock-based compensation	$0.25 - $0.30
Adjustment to exclude restructuring charges	$0.08 - $0.13
Non-GAAP expectation	$3.63 - $3.83

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation and of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Stock-based compensation (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you’ve ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge, or put on wearable technology, chances are you’ve used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. We help the world’s most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination.  Founded in 1970, ANSYS employs thousands of professionals, many of whom are expert M.S. and Ph.D.-level engineers in finite element analysis, computational fluid dynamics, electronics, semiconductors, embedded software and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the first quarter of 2017, fiscal year 2017 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense, acquisition-related transaction costs and restructuring charges and related tax impacts); statements about management's views concerning the Company's prospects and outlook for 2017, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s workforce realignment and its intended impacts, the expected timing of recording additional restructuring charges, and statements regarding the debt and breadth of our simulation capabilities or our ability to empower our customers to bring the next generation of products to the market are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services, the risk that declines in the ANSYS’ customers’ business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, uncertainties regarding customer acceptance of new products, the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company’s source code, the risk of the Company’s implementation of its new IT systems, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2016 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels.  To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS

ANSS-F

Contact:
Investors:Annette Arribas, CTP
724.820.3700
annette.arribas@ansys.com

Media:
Tom Smithyman
724.820.4340
tom.smithyman@ansys.com